UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2015

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, on August 5, 2015, the Company and its U.S. subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Regions Bank, as Administrative Agent and Collateral Agent (“Regions”), pursuant to which, and subject to the terms set forth therein, Regions agreed to provide the Company’s subsidiary, Priority Fulfillment Services, Inc. (“PFS”), with an initial $30 million revolving loan facility and an initial $10 million term loan facility, As of August 21, 2015, the Credit Agreement was amended to increase the revolving loan facility to $32.5 million and increase the term loan facility to $20 million.

As contemplated by the Credit Agreement, on September 3, 2015, PFS, the Company and its other U.S. subsidiaries entered into a Second Incremental Loan Commitment Increase Agreement (the “Second Increase Agreement”) with Regions, Bank of America N.A. and HSBC Bank USA, National Association, as lenders. Under the terms of the Second Increase Agreement, the Credit Agreement was amended to increase the term loan facility to $30 million. Subject to the terms of the Credit Agreement, PFS has the ability to increase the total loan facilities to $75 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2015

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and Chief Financial and Accounting Officer